EXHIBIT 23.05

                            CONSENT OF THE ORR GROUP

     We consent to the references to our firm under the caption "Description Of The Merger Transaction -- Opinion of The Orr Group" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission by Capital Bank Corporation in connection with the proposed merger of Capital Bank Corporation with First Community Financial Corporation, pursuant to a Merger Agreement and Plan of Merger dated October 4, 2001.

                                THE ORR GROUP

                                By:         /s/ Laney G. Orr, III
                                    --------------------------------------
                                    Laney G. Orr, III

November 9, 2001